Exhibit 24(b)(11)




INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 33-23223 of Oppenheimer Cash Reserves of our report dated August 21, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
November 14, 1997